Exhibit 10.4
INTELLECTUAL PROPERTY SUBLICENSE AGREEMENT
I. Parties
This Intellectual Property Sublicense Agreement (“Agreement”) is made by and between GMAC and Residential Capital, LLC for itself and on behalf of its direct and indirect subsidiaries (individually and collectively “Sublicensee”):
II. Recitals
A.	General Motors Corporation, Vauxhall Motors, Ltd., Opel Eisenach GmbH, Saab Automobile AB, Saturn Corporation, and OnStar Corporation (collectively “GM”) licensed to GMAC the right to use and display GM’s intellectual property (collectively “GM IP”) under the Intellectual Property License Agreement between Gm and GMAC (“IPLA”) and the related Opt-In Letters.

B.	The IPLA permits GMAC to sublicense the GM IP, subject to the terms and conditions of the IPLA.

C.	Sublicensee desires GMAC to sublicense to Sublicensee GMAC’s rights to the GM IP, subject to the terms and conditions of the IPLA.

D.	GMAC is willing to sublicense its rights to the GM IP, subject to the terms and conditions of the IPLA and this agreement.
III. Agreement
In consideration of the premises above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GMAC and Subicensee agree as follows:
A.	Sublicense Grant. GMAC hereby grants to Sublicensee the following sublicenses, subject to the terms and conditions of the IPLA and this Agreement (collectively “Sublicenses”):
1.	A non-exclusive, non-transferable, and worldwide sublicense of:
a.	GMAC’s rights to use and display the Nameplate Trademarks under Section 3.1(a) of the IPLA;

b.	All rights granted to GMAC under the IPLA Opt-In Letters.
2.	A non-exclusive, non-transferable, and worldwide sublicense of GMAC’s rights under Section 3.1(c) of the IPLA to use and display the GMAC name and logo.

3.	A non-exclusive, non-transferable, and worldwide license of GMAC’s rights under Section 3.2 of the IPLA to use and display the “GENERAL MOTORS” and “GM” names

4.	A non-exclusive, non-transferable, and worldwide license of GMAC’s rights with respect to patents, copyrights, trade secrets and other forms of intellectual property under Section 3.5(a) of the IPLA.
B.	Conditions. The Sublicenses are derivative of GMAC’s rights under the licenses granted under the IPLA, as the IPLA may be amended by GMAC and GM from time to time, and the Sublicenses remain subject to all terms and conditions that apply to those licenses.

C.	Royalties. GMAC reserves the right to charge royalties to Sublicensee for use of GM IP sublicensed under this Agreement.

D.	Costs. Sublicensee will reimburse GMAC for all third party costs paid by GMAC to GM under IPLA Section 4.4 in connection with GM’s management of the GMAC name and logo, to the extent such costs relate to Sublicensee’s use of the GMAC name and logo.

E.	Sub-sublicensing. Sublicensee may further sublicense its rights under this Agreement, subject to the terms and conditions of this Agreement and the IPLA.

F.	Amendment. Any amendment of this Agreement must be in writing and signed by GMAC and Sublicensee.

G.	Termination. This Agreement terminates as provided in the IPLA. Termination does not relieve the parties from their obligations arising before the termination effective date.

H.	No Waiver of Rights. Any forbearance, delay, or failure by GMAC or Sublicensee in exercising any of its rights or remedies does not constitute a waiver of such rights or remedies or of any existing or future default by GMAC or Sublicensee.

I.	No Third Party Beneficiaries. This Agreement is not intended to and does not create any rights in favor of any third party.

J.	Successors and Assigns. This Agreement binds and inures to the benefit of GMAC’s and Sublicensee’s successors and assigns, except that Sublicensee may not assign its rights under this Agreement to an unaffiliated third party without GMAC’s prior written consent.

K.	Counterparts. This Agreement and any amendments may be executed in two or more counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement.

L.	Governing Law. This Agreement is governed by and construed under the laws of Michigan, without regard to Michigan’s law on conflicts of laws.

M.	Effective Date. This Agreement becomes effective when the IPLA becomes effective.

GMAC LLC		Residential Capital, LLC and its direct and indirect subsidiaries

Signature:	/s/ Sanjiv Khattri	Signature:	/s/ James R. Giertz

By (print):	Sanjiv Khattri	By:	James R. Giertz

Title:	Executive Vice President and Chief Financial Officer	Title:	Chief Financial Officer

Date:	November 30, 2006	Date:	November 30, 2006

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